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                                                                    EXHIBIT 99.2

                              David E. Ziegler, CPA
                                124 McMakin Road
                            Bartonville, Texas 76226


December 5, 2002

Mr. Jakes Jordaan
Chairman of the Board
The UniMark Group, Inc.
124 McMakin Road
Bartonville, Texas 76226

Dear Jakes:

In order to facilitate the appointment of two non-management directors to the Board of Directors of The UniMark Group, Inc. and to allow half of the members of the Board of Directors to be non-affiliated with M&M Nominee, LLC, I hereby resign as a Director of the Company effective as of December 5, 2002. I will continue to serve as the Company's Chief Financial Officer, Principal Accounting Officer and as a non-voting observer to the Board.

Sincerely,


/s/ David E. Ziegler
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David E. Ziegler